As filed with the Securities and Exchange Commission on October 9, 1998

                                                 Registration Statement No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               USDATA CORPORATION
             (Exact name of registrant as specified in its charter)

          Delaware                                     75-2405152
 (State of Incorporation)                   (I.R.S. Employer Identification No.)

            2435 North Central Expressway, Richardson, TX 75080-2722 (Address of principal executive offices, including zip code)

               AMENDED AND RESTATED 1994 EQUITY COMPENSATION PLAN
                            (Full title of the plan)

                            James A. Ounsworth, Esq.
                           800 The Safeguard Building
                              435 Devon Park Drive
                              Wayne, PA 19087-1945
                     (Name and Address of Agent for Service)

                                 (610) 293-0600
                     (Telephone Number of Agent for Service)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

                                                   Proposed                           Proposed
Title of                                           maximum                             maximum
securities                 Amount                  offering                           aggregate           Amount of
to be                      to be                   price per                           offering          registration
registered                 registered(1)            share                               price(2)             fee(2)
-------------------        -------------        -----------------                   ---------------     ---------------
Common Stock,                773,910                $ (2)                             $2,181,980             $ 643.68
$.01 par value


(1) Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also registers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

 (2) Calculated pursuant to Rule 457(c) and 457(h). As to 242,316 shares subject to outstanding but unexercised options, the fee is computed based upon the prices at which the options may be exercised as follows: 164,571 at $4.50 and 77,745 at $4.4375. As to the 531,594
            remaining shares that are reserved for future issuance, the fee is computed based upon the average of the highest and lowest prices for a share of Common Stock of the Registrant on October 5, 1998 as reported on the Nasdaq National Market.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                     INCORPORATION OF DOCUMENTS BY REFERENCE

The Registrant has previously filed a Registration Statement on Form S-8 (No. 333-964) (the "Previous Registration Statement") with respect to an aggregate of 1,301,322 shares of Common Stock, of which 1,226,090 shares of Common Stock are issuable under the Amended and Restated 1994 Equity Compensation Plan (the "1994 Plan"). The Registrant is filing this Registration Statement to register an additional 773,910 shares of Common Stock for issuance under the 1994 Plan, so that an aggregate of 2,000,000 shares of Common Stock under the 1994 Plan shall be registered under the Securities Act of 1933. The contents of the Previous Registration Statements are incorporated herein by reference including periodic reports that the Registrant filed after the Previous Registration Statements to maintain current information about the Registrant.

                                     EXPERTS

The balance sheets of USDATA Corporation as of December 31, 1997 and 1996, and the related statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, incorporated by reference have been incorporated by reference herein in reliance upon the reports of PricewaterhouseCoopers LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                     LEGAL OPINION AND INTERESTS OF COUNSEL

The validity of the issuance of the shares of Common Stock offered hereby has been passed upon for the Company by James A. Ounsworth, Esquire, 800 The Safeguard Building, 435 Devon Park Drive, Wayne, PA 19087-1945. Mr. Ounsworth is Senior Vice President, General Counsel and Secretary of Safeguard Scientifics, Inc. Safeguard Scientifics (Delaware), Inc., a wholly owned subsidiary of Safeguard Scientifics, Inc., beneficially owns 2,701,843 shares of Common Stock of the Registrant and currently exercisable warrants to purchase an additional 698,238 shares of Common Stock of the Registrant, and Safeguard Delaware, Inc., a wholly owned subsidiary of Safeguard Scientifics, Inc., beneficially owns 221,605 shares of Common Stock of the Registrant, representing in the aggregate approximately 30.3% of the Company's outstanding shares of Common Stock.

Item 8.  Exhibits.

The following exhibits are filed as part of this Registration Statement.

4.1      Amended and Restated 1994 Equity Compensation Plan

5.1      Opinion of James A. Ounsworth, Esquire

23.1     Consent of PricewaterhouseCoopers LLP

23.2     Consent of Counsel -- included in opinion filed as Exhibit 5 hereto

24.1 Power of Attorney -- included with signature page of this Registration Statement

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Richardson, Texas on October 8, 1998.

                               USDATA CORPORATION

                                             By:      /s/ Robert A. Merry
                                                 -------------------------------
                                                      Robert A. Merry
                                                      President and Chief
                                                      Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. EACH PERSON IN SO SIGNING, ALSO MAKES, CONSTITUTES AND APPOINTS ROBERT A. MERRY AND ROBERT L. DRURY, AND EACH OF THEM, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT, IN HIS NAME, PLACE, AND STEAD TO EXECUTE AND CAUSE TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ANY AND ALL AMENDMENTS TO THIS REGISTRATION STATEMENT.

Dated:            October 8, 1998                    /s/ Robert A. Merry
                                                     --------------------------------------------
                                                     Robert A. Merry, President, Chief
                                                     Executive Officer and Director
                                                     (Principal Executive Officer)

Dated:            October 8, 1998                    /s/ Robert L. Drury
                                                     --------------------------------------------
                                                     Robert L. Drury, Vice President of Finance
                                                     and Chief Financial Officer, Treasurer and
                                                     Secretary
                                                     (Principal Financial and Accounting Officer)

Dated:            October 5, 1998                    /s/ Max D. Hopper
                                                     --------------------------------------------
                                                     Max D. Hopper, Chairman of the Board

Dated:            October 6, 1998                    /s/ Gary J. Anderson
                                                     --------------------------------------------
                                                     Gary J. Anderson, Director

Dated:            October 5, 1998                    /s/ James W. Dixon
                                                     --------------------------------------------
                                                    James W. Dixon, Director

Dated:            October 5, 1998                    /s/ Jack L. Messman
                                                     --------------------------------------------
                                                    Jack L. Messman, Director

Dated:            October 6, 1998                    /s/ Arthur R. Spector
                                                     --------------------------------------------
                                                     Arthur R. Spector, Director


                                  EXHIBIT INDEX

Exhibit
Number            Description of Exhibit
-------           -----------------------
4.1               Amended and Restated 1994 Equity Compensation Plan

5.1               Opinion of James A. Ounsworth, Esquire

23.1              Consent of PricewaterhouseCoopers LLP

23.2 Consent of Counsel -- included in opinion filed as Exhibit 5 hereto

24.1 Power of Attorney -- included with signature page of this Registration Statement